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                                                                     Exhibit 4.6


                              EXTENSION AGREEMENT

         This extension agreement is dated as of June 30, 1994, and is among Pope & Talbot, Inc. ("Pope & Talbot"), United States National Bank of Oregon ("U.S. Bank"), CIBC Inc. ("CIBC"), ABN Amro Bank N.V. ("ABN"), Continental Bank ("Continental"), and Wachovia Bank of Georgia, National Association ("Wachovia").

                                    Recitals
                                    --------

         A. U.S. Bank, CIBC, ABN, Continental and Wachovia (collectively the "Banks") and Pope & Talbot are parties to a credit agreement dated May 6, 1992, as amended ("Agreement"), under which the Banks severally make revolving loans aggregating up to $75,000,000 to Pope & Talbot.

         B. Pope & Talbot has requested a one-year extension of the scheduled maturity of the credit facility.

         NOW, THEREFORE, for value, it is agreed that effective as of the date hereof:

         1. The "Expiry Date" (as defined in the Agreement) is extended to June 30, 1997. Borrower acknowledges that there is no commitment or understanding that the Expiry Date will be extended further or that the lines of credit will be renewed.

         2. Borrower reaffirms that the representations and warranties made by Borrower in the Agreement continue to be true and correct in all material respects, but any such representation or warranty as to the financial condition or results of operations of Borrower is limited to the financial condition and results of operations which are reported on in the financial statements most recently provided to Banks.

         3. Except as hereby modified, the Agreement and the Notes will continue in full force and effect.

         4. This extension agreement may be signed in any number of counterparts, each of which shall be deemed to be an original, and all of which, taken together shall constitute one and the same contract.

POPE & TALBOT, INC.                           UNITED STATES NATIONAL BANK
                                                   OF OREGON


By                                            By
   ------------------------------------          ------------------------------
   Carlos M. Lamadrid                            Janice T. Thede
   Senior Vice President                         Vice President




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